Exhibit 5.1

August 12, 2011

Sonde Resources Corp.
Suite 3200, 500 - 4th Avenue SW
Calgary, AB  T2P 2V6

Dear Sirs:

Re:           Registration Statement on Form S-8 of Sonde Resources Corp.

We have acted as Canadian counsel to Sonde Resources Corp. (the "Corporation") in connection with the filing with the United States Securities and Exchange Commission of the above-referenced Registration Statement (the "Registration Statement") on Form S-8 under the United States Securities Act of 1933, as amended, relating to the registration of 6,230,144 common shares of the Corporation (the "Common Shares") issuable upon the exercise of options granted or to be granted under the Corporation's Stock Option Plan (2011) (the "Plan").

In connection therewith, we have considered such questions of law and have examined and relied upon such resolutions, records, certificates of public officials and officers of the Corporation and other documents deemed necessary or appropriate to enable us to render the opinion expressed below.  In examining such documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies or facsimiles and the authenticity of all originals of such documents.

This opinion relates only to the laws of the Province of Alberta and the federal laws of Canada applicable therein in effect as of the date hereof.

Based and relying upon the foregoing, we are of the opinion that an aggregate of 6,230,144 Common Shares if and when issued pursuant to and in accordance with the terms and conditions of the option agreements and the Plan will be validly issued by the Corporation as fully paid and non-assessable shares in the capital of the Corporation.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

Yours truly,

(signed) "Macleod Dixon llp"

Macleod Dixon llp